Oppenheimer Quest Officers Value Fund
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

  12/30/94               0.0366000         0.0000000               10.130
  12/27/95               0.2644000         0.8337000               12.270
  12/17/96               0.0000000         1.4837900               12.730


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Oppenheimer Quest Officers Value Fund
Page 2


1.  Average Annual Total Returns for the Periods Ended 10/31/97:

    The formula for calculating average annual total return is as follows:

    1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

    Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 0.00%:

  One Year                                 One Year

  {($1,015.59/$1,000)^ 1} - 1  =   1.56%   {($1,015.59/$1,000)^ 1} - 1  =  1.56%

  Inception                                Inception

  {($1,694.58/$1,000)^.3355}- 1 = 19.36%   {($1,694.58/$1,000)^.3355}- 1= 19.36%


Oppenheimer Quest Officers Value Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

    (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 0.00%:

  One Year                                 One Year

  $1,015.59 - $1,000/$1,000 =  1.56%       $1,015.59 - $1,000/$1,000 =  1.56%

  Inception                                Inception

  $1,694.58 - $1,000/$1,000 = 69.46%       $1,694.58 - $1,000/$1,000 = 69.46%